Exhibit 99.1

Noteholders Report
Crusade Global Trust No. 2 of 2004
Coupon Period Ending 19 November 2004

USD Notes
	FV Outstanding (USD)	Bond Factor	Coupon Rate	Coupon Payments (USD)	Principal Payments (USD)	Charge Offs (USD)
Class A-1 Notes	587,770,257.44	97.961710%	1.9537%	2,116,508.40	12,229,742.56	0.00

	FV Outstanding (EUR)	Bond Factor	Coupon Rate	Coupon Payments (EUR)	Principal Payments (EUR)	Charge Offs (EUR)
Class A-2 Notes	391,846,838.30	97.961710%	2.2378%	1,616,188.80	8,153,161.70	0.00

	FV Outstanding (AUD)	Bond Factor	Coupon Rate	Coupon Payments (AUD)	Principal Payments (AUD)	Charge Offs (AUD)
Class A-3 Notes	587,770,257.44	97.961710%	5.6341%	6,019,997.40	12,229,742.56	0.00
Class B Notes	27,400,000.00	100.000000%	Not Disclosed	Not Disclosed	0.00	0.00
Class C Notes	11,100,000.00	100.000000%	Not Disclosed	Not Disclosed	0.00	0.00

31-Oct-04
Pool Summary	AUD
Outstanding Balance - Variable Rate Housing Loans	1,729,103,585
Outstanding Balance - Fixed Rate Loans	401,057,496
Total Outstanding Balance	2,130,161,081
Number of Loans	11,579
Weighted Average Current LVR	63.41%
Average Loan Size	183,968
Weighted Average Seasoning	18 mths
Weighted Average Term to Maturity	304 mths

Principal Collections	AUD
Scheduled Principal Payments	7,475,314.23
Unscheduled Principal Payments	52,087,924.26
Redraws	4,714,251.67

Principal Collections	54,848,986.82

Total Available Principal	AUD
Principal Collections	54,848,986.82
Principal Charge Offs	0.00
Principal Draw	(10,692,426.68)
Total Available Principal	44,156,560.14

Principal Distributed	44,156,560.14
Principal Retained	0.00

Outstanding Balance of Principal Draws	10,692,426.68

Total Available Funds	AUD
Available Income	19,714,616.17
Principal Draw	10,692,426.68
Liquidity Draw	0.00

Total Available Funds	30,407,042.85

Redraw & Liquidity Facilities	AUD
Redraw Shortfall	0.00
Redraw Carryover Charge Offs	0.00

CPR
	Aug-04	Sep-04	Oct-04
1 mth CPR	n/a	n/a	14.17%

Arrears
% of pool (by number)
31 - 59 days	0.20%
60 - 89 days	Nil
90+ days	Nil
Defaults*	Nil
Losses	Nil